NEWS RELEASE
FOR IMMEDIATE RELEASE

MacKenzie Realty Capital Announces Strategic Review of Multi-family Portfolio

Orinda, Calif., (December 12, 2025) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) announced that it has initiated a strategic review of its multi-family portfolio with the goal of enhancing shareholder value.

Robert Dixon, CEO and President of MacKenzie, stated, “We believe the net asset value of our multi-family portfolio alone greatly exceeds our market capitalization.  We are evaluating options with the goal of getting our share price to more closely reflect the intrinsic value of our assets.”

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The current portfolio includes interests in 5 multifamily properties and 8 office properties plus 1 multifamily development.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to remain financially healthy, and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com